As  filed  with  the  Securities  and  Exchange  Commission on January 18, 2006

                                                         Registration  No.
                                                                          ------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                   FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                       ----------------------------------

                              FLEURS DE VIE, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                    7389                   20-2380650
     (State  or  other      (North  American Industry     (I.R.S. Employer
      jurisdiction of        Classification System         Identification
     incorporation  or               NAICS)                   Number)
      organization)

     Harold  A.  Yount,  Jr.                       Harold  A.  Yount,  Jr.
     FLEURS  DE  VIE,  INC.                         FLEURS  DE  VIE,  INC.
      206  East  Roosevelt                           206  East  Roosevelt
      Boerne,  TX  78006                              Boerne,  TX  78006
       (830)  249-1679                                 (830)  249-1679
(Address,  and  telephone number             (Name, address and telephone number
of  principal  executive  offices)                of  agent  for  service)

                                   Copies to:

        DAVID M. LOEV,                               JOHN S. GILLIES
 DAVID M. LOEV, ATTORNEY AT LAW                DAVID M. LOEV, ATTORNEY AT LAW
 2777 ALLEN PARKWAY, SUITE 1000       &        2777 ALLEN PARKWAY, SUITE 1000
     HOUSTON, TEXAS 77019                         HOUSTON, TEXAS 77019
     PHONE:(713) 524-4110                        PHONE:(713) 524-4110
     FAX: (713) 524-4122                          FAX: (713)_456-7908



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF         AMOUNT                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
  SECURITIES TO BE             BEING          PRICE            AGGREGATE           AMOUNT OF
     REGISTERED              REGISTERED      PER SHARE(1)      PRICE(1)(2)      REGISTRATION FEE
-------------------------    ----------     -------------     ------------     -----------------
Common Stock to be Resold       255,500     $        0.20     $     51,100     $            6.01
-------------------------    ----------     -------------     ------------     -----------------

TOTAL                           255,500     $        0.20     $     51,100     $            6.01
-------------------------    ----------     -------------     ------------     -----------------


(1) The offering price is the stated, fixed price of $0.20 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                               FLEURS DE VIE, INC.

     RESALE  OF  255,500  SHARES  OF  COMMON  STOCK

     The selling stockholders listed on page 23 may offer and sell up to 255,500 shares of our common stock under this Prospectus for their own account. Currently our stock is not traded on any public trading market. Shares offered by the selling stockholders will be sold at the stated, fixed price of $0.20 per share until the securities are quoted on the OTC Bulletin Board and thereafter may sell at prevailing market prices or privately negotiated prices.

     A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this Prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

THIS    INVESTMENT    INVOLVES                    NEITHER  THE  SEC  NOR  ANY
A  HIGH  DEGREE  OF  RISK. YOU                    STATE  SECURITIES  COMMISSION
SHOULD PURCHASE SHARES ONLY IF                    HAS APPROVED OR DISAPPROVED OF
YOU   CAN  AFFORD  A  COMPLETE                    THESE  SECURITIES,  OR
LOSS.  WE URGE YOU TO READ THE                    DETERMINED  IF THIS PROSPECTUS
"RISK     FACTORS"    SECTION                     IS  TRUTHFUL  OR COMPLETE. ANY
BEGINNING   ON  PAGE  7  ALONG                    REPRESENTATION TO THE CONTRARY
WITH   THE   REST    OF   THIS                    IS A CRIMINAL OFFENSE.
PROSPECTUS   BEFORE  YOU  MAKE
YOUR INVESTMENT DECISION.

            The date of this Prospectus is                  , 2005
                                          -----------------

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----
Prospectus  Summary                                                           4
Summary  Financial  Data                                                      5
Risk  Factors                                                                 7
Use  of  Proceeds                                                            11
Dividend  Policy                                                             11
Management's  Discussion  and  Analysis  of  Financial
Condition and Results of Operations                                          12
Description  of  Business                                                    15
Directors  and  Executive  Officers                                          18
Executive  Compensation                                                      19
Indemnification  of  Officers  and  Directors                                19
Certain  Relationships  and  Related  Transactions                           20
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        21
Description  of  Capital  Stock                                              21
Shares  Available  for  Future  Sale                                         22
Plan  of  Distribution  and  Selling  Stockholders                           23
Market  for  Common  Equity  and  Related  Stockholder  Matters              25
Interest  of  Named  Experts  and  Counsel                                   25
Disclosure  of  Commission  Position  on  Indemnification
for  Securities  Act Liabilities                                             26
Description  of  Property                                                    26
Legal  Proceedings                                                           26
Legal  Matters                                                               26
Controls  and  Procedures                                                    26
Changes  in  and  Disagreements  with  Accountants  on
Accounting and Financial Disclosure                                          27
Additional  Information                                                      27
Financial  Statements                                                        28
Part  II                                                                     29

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common stock.

     This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.

     All references to "we," "our," "us," "FDV," or the "Company," refer to Fleurs De Vie, Inc., a Nevada corporation unless specifically stated otherwise.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     Fleurs De Vie, Inc. provides upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases and as big as all encompassing floral arrangements and services for large events such as weddings, parties and banquets.

     Our  services include:

     o Pre-event conferences and surveys with clients to inventory the needs and wishes of the client;
     o Determining budget constraints and developing design schemes within those budget constraints;
     o Pricing for custom designed and specified floral arrangements tailored to the client's wishes and needs;
     o Developing coherent floral themes for events. Refining the client's ideas into tangible concepts and designs;
     o    Defining the physical and logistical scope of client events;
     o    Preparing detailed pricing and budgets;
     o    Personal review of event venue(s) where necessary;
     o Individual hand selection of floral materials, containers and accoutrements;
     o    Production,  delivery  and  placement of arrangements and accessories;
          and
     o Unique floral decorating of special client venue features such as wedding cakes, registry tables, dinner tables, buffet tables, platforms, podiums, stages, windows, walkways, runways and any other potential opportunities for floral display.

     The  individual  products which we offer for sale to our customers include:

     o Various individual floral arrangements in containers as small as bud vases to large baskets;
     o    Various table and general decorating flower arrangements;
     o    Handheld arrangements including bouquets and nosegays;
     o    Adornment items such as corsages, boutonnieres and headdresses;
     o    Household  decorations such as holiday wreaths and decorated garlands;
          and
     o Large display items such as floral sprays, large centerpieces and large containers.

     In addition to the services and products listed above, we may increase our product lines in the future to include custom made silk flower arrangements and we may elect to grow in the future by offering franchise opportunities to interested parties.

     We were incorporated in Nevada on April 15, 2005 as "Fleurs De Vie." On June 9, 2005, we filed a Certificate of Correction with the State of Nevada to have our registered name corrected to "Fleurs De Vie, Inc." In the course of our day-to-day business operations in the State of Texas, we are operating under the approved assumed name of "FDV, Inc." Our principal executive offices are located at 206 East Roosevelt, Boerne, Texas, 78006, our telephone number is 830-249-1679 and our fax number is 830-249-1260. We have a website located at http://www.FDVie.com, which includes information which we do not wish to be included in this Prospectus.

                            SUMMARY OF THE OFFERING:
                            ------------------------

COMMON STOCK OFFERED:                  255,500 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:                1,855,500 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:                 1,855,500 shares

USE  OF  PROCEEDS:                      We   will  not   receive  any   proceeds
                                        from  the  shares offered by the selling
                                        stockholders.   See  "Use  of Proceeds."

RISK FACTORS:                           The    securities    offered    hereby
                                        involve a high degree of risk, including
                                        risks  associated  with   our  need  for
                                        additional  financing,  our  ability  to
                                        continue  as  a  going  concern, that we
                                        have  a  limited operating history, that
                                        we currently depend on a small number of
                                        major  customers for the majority of our
                                        revenues,  that  our  operations  may be
                                        affected   by  the  cyclical  nature  of
                                        weddings,   we  depend  heavily  on  our
                                        officers   and   directors,   that   our
                                        President  and Vice President can vote a
                                        majority of our outstanding shares, that
                                        we   do   not   anticipate   paying  any
                                        dividends  on our Common Stock, that our
                                        Articles  of  Incorporation  and  Bylaws
                                        provide   for   indemnification  of  our
                                        officers  and  Directors,  that  we face
                                        intense competition for our services and
                                        products, that our results of operations
                                        and  the  ultimate   ability  of  us  to
                                        continue  our  business plan is based on
                                        our  ability  to manage our growth, that
                                        Nevada   law   and   our   Articles   of
                                        Incorporation   allow  our  Director  to
                                        issue  shares  of  Common  and Preferred
                                        Stock without shareholder approval, that we do not currently have a public market for our securities, and the penny stock restrictions on our common stock. See
                                        "Risk Factors."

NO  MARKET:                             No   assurance   is   provided   that  a
                                        market   will   be   created   for   our
                                        securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     You should read the summary financial information presented below, which comes from our unaudited financial statements for the nine months ending September 30, 2005 and our audited financial statements for the year ended December 31, 2004 appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.



                       STATEMENT OF OPERATIONS / INCOME:

                                         Three Months Ended         Year Ended
                                         September 30, 2005     December 31, 2004
                                         ------------------     -----------------
     Sales                               $            2,108     $          14,347
     Cost of Sales                                    1,597                12,384
                                         ------------------     -----------------
          Gross Profit                   $              511     $           1,963

     General and Administrative Expenses $              811     $           1,879
                                         ------------------     -----------------
          Net Income (loss)              $             (300)    $              84
                                         ==================     =================

                                 BALANCE SHEET:

                                        September 30, 2005       December 31, 2004
                                        ------------------       -----------------
     ASSETS
         Cash                           $           10,529       $           1,949
         Accounts Receivable                           595                       -
                                        ------------------       -----------------
              Total Assets              $           11,124       $           1,949
                                        ==================       =================
     LIABILITIES
         Current Liabilities            $           26,102       $           2,311
         Long-Term Liabilities                      11,207                   1,830
                                        ------------------       -----------------
              Total Liabilities         $           37,309       $           4,141

     STOCKHOLDER'S/PROPRIETOR'S DEFICIT
         Common Stock                   $            1,803       $               -
         Paid-in Capital                            16,529                       -
         Accumulated Deficit/
         Proprietor's Deficit                      (44,517)                  2,192
                                        ------------------       -----------------
             Total Stockholders' Deficit           (26,185)                  2,192
                                        ------------------       -----------------
             Total Liabilities &
             Stockholders' Deficit      $           11,124       $           1,949
                                        ==================       =================


                                  RISK FACTORS
                                  ------------

     This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the shares.

WE  HAVE  FUTURE  CAPITAL  NEEDS AND WITHOUT RAISING ADEQUATE CAPITAL, WE MAY BE
--------------------------------------------------------------------------------
FORCED  TO  CURTAIL  OR  CEASE  OUR  BUSINESS  OPERATIONS  IN  THE  FUTURE.
---------------------------------------------------------------------------

     We depend to a great degree on the ability to attract external financing in order to conduct business activities. We believe we can continue our business operations for approximately the next twelve months, assuming that our expenses maintain their current levels, due to the fact that our principals have committed up to $25,000 in additional capital to us via non-interest bearing unsecured lines of credit, of which approximately $14,000 remains; however, we can provide no assurances that the capital we have raised, and the additional capital available to us from our principals, will be adequate for our long-range growth. If financing is available, it may involve issuing securities senior to our then existing shareholders or equity financings that are dilutive to holders of our existing stock. In addition, in the event we are not able to raise additional capital, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan and/or cease our business operations altogether, which may make any investment in us worthless.

OUR  AUDITOR  HAS RAISED DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.
--------------------------------------------------------------------------------

     We have generated nominal revenues since inception, and had a proprietor's deficit of ($2,192) as of December 31, 2004 and a stockholders' deficit of ($26,185) as of September 30, 2005. Additionally, our sole employee, Brenda Yount, who is also a significant shareholder of us, runs our operations. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or even worthless.

WE  HAVE  A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO
--------------------------------------------------------------------------------
EVALUATE  OUR  CHANCES  FOR  SUCCESS.
-------------------------------------

     We were formed as a Nevada corporation in April 2005. From October 2002, until our incorporation, we operated as a sole proprietorship. While we believe that our operating history since inception has shown a continually upward trend in both the total number and the volume of our sales, because of the speculative nature of the floral design business, we can provide no assurances that our sales, if any, will continue to increase in the future. We need to arrange new agreements, raise capital, and pay expenses and general administrative fees. Although we feel our sole employee, Brenda Yount has significant experience in the floral design industry, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of floral design, such as ours, may have difficulty in continuing in the highly competitive floral design industry, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

WE  CURRENTLY DEPEND ON ONLY A SMALL NUMBER OF MAJOR CUSTOMERS FOR OUR REVENUES,
--------------------------------------------------------------------------------
AND  IF  ANY  OF  THOSE  CUSTOMERS WERE LOST, IT COULD HAVE A MATERIALLY ADVERSE
--------------------------------------------------------------------------------
EFFECT  ON  OUR  REVENUES.
--------------------------

     We received approximately seventy-nine percent (79%) of our revenues from a total of only eleven (11) customers since inception, and approximately forty-six percent (46%) of our revenues from a total of only five (5) customers for the period ending September 30, 2005. With the exception of one recurring customer, each client account was invoiced for services we performed in connection with a large wedding. We typically receive a large percentage of our revenues from a small number of large weddings each year. Due to the nature of weddings, i.e. that they are normally a one-time event, the majority of our past customers who accounted for the majority of our revenues are not and will not be repeat customers. As a result, we will need to continue marketing our services and will need to continue receiving revenues from a small number of large weddings and/or events. If we fail to receive revenues from large weddings and/or events in the future, it would have a materially adverse effect on our revenues and results of operations. If this were to happen, we could be forced to curtail or abandon our business plan and/or operations and any investment in us could become worthless.

OURREVENUESARE HIGHLY DEPENDENT ON SALES DUE TO LARGE WEDDINGS, AND AS A RESULT,
--------------------------------------------------------------------------------
OUR  RESULTS  OF  OPERATIONS MAY BE ADVERSELY AFFECTED BY THE CYCLICAL NATURE OF
--------------------------------------------------------------------------------
WEDDINGS  IN  THE  UNITED  STATES.
----------------------------------

     As stated above, we are highly dependent on a small number of large weddings and other events for our revenues. The market for weddings in the United States is cyclical in varying degrees, and typically experiences fluctuations in the number of weddings which occur from month to month. According to statistics on www.theknot.com, the majority of weddings occur between the months of May and October each year, with substantially less weddings occurring between the months of November to April. As a result, our results of operations for the months from November to April may be substantially less than our results of operations during the months from May to October due to the fact that there are typically less weddings occurring during those months. As a result, our results of operations for one quarterly period may not give an accurate projection of our results of operations for the entire fiscal year and/or may vary significantly from one quarter to the other.

WE  ARE  HIGHLY  DEPENDENT  ON  ALEX YOUNT AND HIS WIFE, BRENDA YOUNT, OUR CHIEF
--------------------------------------------------------------------------------
EXECUTIVE OFFICER AND VICE PRESIDENT, RESPECTIVELY, AND IF WE LOSE THEM, WE WILL
--------------------------------------------------------------------------------
FACE  SIGNIFICANT  HURDLES  TO  CONTINUING  OUR  BUSINESS  OPERATIONS.
----------------------------------------------------------------------

     Our performance is substantially dependent on the performance of Alex Yount, our Chief Executive Officer, and his wife Brenda Yount, our Vice President. The loss of the services of either Alex Yount and/or Brenda Yount will have a material adverse effect on our business, results of operations and financial condition. In addition, we rely on Mr. and Mrs. Yount's discretion in the direction of our business and the agreements they enter into. The absence of Mrs. Yount will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Without the expertise of Mrs. Yount, or an immediate and qualified successor, we may be forced to curtail our operations and/or cease our operations entirely, making the value of any investment in us worthless.

OUR CHIEF EXECUTIVE OFFICER AND VICE PRESIDENT POSSESS MAJORITY CONTROL OVER OUR
--------------------------------------------------------------------------------
OPERATIONS,  AND  BECAUSE  OF  THIS  THEY MAY CHOOSE A PLAN OF ACTION WHICH WILL
--------------------------------------------------------------------------------
DEVALUE  OUR  OUTSTANDING  SECURITIES.
--------------------------------------

     Our Chief Executive Officer and Vice President control approximately 48.5% of our outstanding Common Stock. Accordingly, our Chief Executive Officer and Vice President possess significant influence over matters submitted to our stockholders for approval. These matters include the election of directors, approval of or rejection of mergers and consolidations, and the sale of all or substantially all of our assets. Additionally, these individuals have significant control over any shareholder votes to prevent or cause a change in control of us. This amount of control by our founders provides them substantial ability to determine our future, and as such, they may elect to shut down our operations, change our business plan and/or make any number of other major business decisions. This control may eventually make the value of any investment in us worthless.

WE  HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR COMMON STOCK
--------------------------------------------------------------------------------
AND  BECAUSE  OF  THIS  OUR  SECURITIES  COULD  FACE  DEVALUATION IN THE MARKET.
--------------------------------------------------------------------------------

     We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in us.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL
--------------------------------------------------------------------------------
BE  DIFFICULT  TO  SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.
--------------------------------------------------------------------------------

     Our Bylaws provide that our officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our officers and Directors for liabilities incurred in connection with their good faith acts on our behalf. Additionally, such an indemnification payment on behalf of our officers and/or Directors may deplete our assets. Investors who have questions respecting the fiduciary obligations of our officers and Directors should consult with their own independent legal counsel prior to making an investment in us. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE  FACE  INTENSE  COMPETITION FOR OUR SERVICES AND PRODUCTS AND AS A RESULT, WE
--------------------------------------------------------------------------------
MAY  BE  UNABLE  TO  COMPETE  IN  THE  FLORAL  SERVICES  MARKET.
----------------------------------------------------------------

     The floral services market is highly competitive and we only expect the competition to intensify in the future. There are numerous well-established companies that are focusing significant resources greater than ours on providing and marketing floral products and services. We can not be sure that we will be able to successfully compete in the floral services market or that competitive pressures, including possible downward pressure on the prices we charge for our products and services, will not adversely affect our business, results of operations and financial conditions. If we are unable to compete in the market for floral products and services, we will be forced to curtail or abandon our business plan and any investment in us may become worthless.

OUR  FUTURE RESULTS OF OPERATIONS AND THE ULTIMATE ABILITY OF US TO CONTINUE OUR
--------------------------------------------------------------------------------
BUSINESS  PLAN  AND  EXPAND OUR OPERATIONS IS HIGHLY DEPENDENT ON OUR ABILITY TO
--------------------------------------------------------------------------------
MANAGE  OUR  GROWTH.
--------------------

     Our growth is expected to place a significant strain on our managerial, operational and financial resources, as Brenda Yount is our only employee. Further, as we receive contracts and orders we will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of our further growth and in the event the number of our contracts increase. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected and any investment in us could become worthless.

NEVADA  LAW  AND  OUR  ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF
--------------------------------------------------------------------------------
PREFERRED  STOCK,  WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN THE
--------------------------------------------------------------------------------
COMMON  STOCK  OFFERED  THROUGH  THIS  PROSPECTUS.
--------------------------------------------------

     Pursuant to our Articles of Incorporation, we have 140,000,000 shares of Common Stock and 10,000,000 shares of preferred stock ("Preferred Stock") authorized. As of the filing of this Registration Statement, we have 1,855,500 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, our Board of Directors have the ability to issue a large number of additional shares of Common Stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of Common Stock and/or Preferred Stock, may cause the value of our securities to decrease and/or become worthless.

WE  DO  NOT  CURRENTLY  HAVE  A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A
--------------------------------------------------------------------------------
MARKET  FOR  OUR COMMON STOCK IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND
--------------------------------------------------------------------------------
ILLIQUID.
---------

     There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the Over-The-Counter Bulletin Board. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;
     (2)  our  ability  or  inability  to  generate  new  revenues;
     (3)  increased  competition;  and
     (4)  conditions  and  trends  in  the  floral  services  industry.

     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

Investors  May  Face  Significant Restrictions On The Resale Of Our Common Stock
--------------------------------------------------------------------------------
Due  To  Federal  Regulations  Of  Penny  Stocks.
-------------------------------------------------

     Once our Common Stock is listed on the Over-The-Counter Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Prospectus  includes forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the "Risk Factors" section beginning on page 7 of this Prospectus. In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                                USE OF PROCEEDS
                                ---------------

     We will not receive any proceeds from the resale of Common Stock by the Selling Shareholders.

                                 DIVIDEND POLICY
                                 ---------------

     We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.









                  [Remainder of page left intentionally blank.]
                  ---------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

PLAN OF OPERATIONS

     Our plan of operations for the next twelve (12) months is summarized below. After this Registration Statement becomes effective, we plan to trade our shares of Common Stock on the Over-The-Counter Bulletin Board ("OTCBB"). Upon such time as our shares trade on the OTCBB, if ever, we plan to raise additional capital through the sale of Common Stock.



EVENT                        METHOD OF ACHIEVEMENT                TIMING OF EVENT

                                                                   ONGOING:

                              Operations are currently being       Currently underway.  We are generating
Fund operations and          funded by existing gross revenues     revenues  now.   First  revenues  were
 generate revenue                 and working capital              generated in December, 2004.

Expand and market our
services to new customers        Currently underway                ONGOING:
and seek out new marketing                                         Ongoing   process   which  has  already
and sales venues.                                                  commenced   with  the  creation  of the
                                                                   Company's website and expansion of web-
                                                                   based services ands sales.

                                                                   NEXT SIX TO TWELVE MONTHS:

Seek to establish strategic                                        While   we  plan   to  complete  strategic
alliances that will maximize   Complete alliances with source      alliances  within  the  next six to twelve
our value and increase our     businesses in related fields.       months,  the   timing  of  such  strategic
revenues.                                                          alliances cannot be definitively timed and
                                                                   will  depend  on   opportunities  that  we
                                                                   are presented with in the future.

                             Become listed on the -Over-The-       BEGINNING SIX MONTHS TO TWELVE MONTHS
Seek liquidity and growth    Counter Bulletin Board, build our     FROM THE DATE OF THIS FILING:
In the market place.         operations and continue our           Once this registration statement has been
                             marketing efforts to potential new    declared  effective  by the  SEC, we plan
                             investors and existing shareholders.  to  become  listed  on  the  OTCBB.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005, COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2004

     We had sales of $2,108 for the three months ended September 30, 2005, a decrease of $5,397 or 71.9% from sales of $7,505 for the three months ended September 30, 2004. Our sales were lower during the three months ended September 30, 2005, compared to the three months ended September 30, 2004, due to revenues we received during the three months ended September 30, 2004, through a number of larger events during that time period. As stated above, our operations are highly dependent on revenues received through large weddings and events, and we were engaged to provide services for a smaller number of such large events during the three months ended September 30, 2005, compared to the three months ended September 30, 2004.

     We had cost of sales of $1,597 for the three months ended September 30, 2005, a decrease of $657 or 29.1% from cost of sales for the three months ended September 30, 2004 of $2,254. The decrease in cost of sales was directly related to our decreased sales for the three months ended September 30, 2005 compared to the prior period.

     We had gross profit of $511 for the three months ended September 30, 2005, a decrease of $4,740 or 90.3% from gross profit for the three months ended September 30, 2004 of $5,251. The decrease in gross profit was mainly attributable to our decreased sales.

     We had general and administrative expenses of $811 for the three months ended September 30, 2005, compared to general and administrative expenses of $581 for the three months ended September 30, 2004, an increase of $230 or 39.6%, which was mainly attributable to accounting fees associated with the review of our financial statements in connection with our Form SB-2 Registration Statement.

     We had a net loss of $300 for the three months ended September 30, 2005, compared to net income of $4,670 for the three months ended September 30, 2004, a decrease of $4,970 or 106.4% from the prior period. The change from net income to net loss was mainly attributable to the 71.9% decrease in sales and the 39.6% increase in general and administrative expenses for the three months ended September 30, 2005 compared to the three months ended September 30, 2004.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005, COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004

     We had sales of $8,393 for the nine months ended September 30, 2005, a decrease of $5,299 or 38.7% from sales of $13,692 for the nine months ended September 30, 2004. As stated above, out operations are highly dependent on revenues received through large weddings and events, and we were engaged to provide services for a smaller number of such large events during the nine months ended September 30, 2005, compared to the nine months ended September 30, 2004.

     We had cost of sales of $5,749 for the nine months ended September 30, 2005, a decrease of $2,372 or 29.2% from cost of sales for the nine months ended September 30, 2004 of $8,121. The decrease in cost of sales was directly related to our decreased sales for the nine months ended September 30, 2005 compared to the prior period.

     We had gross profit of $2,644 for the nine months ended September 30, 2005, a decrease of $2,927 or 52.5% from gross profit for the nine months ended September 30, 2004 of $5,571. The decrease in gross profit was directly attributable to our decreased sales during the nine months ended September 30, 2005, compared to the nine months ended September 30, 2004.

     We had general and administrative expenses of $42,469 for the nine months ended September 30, 2005, compared to general and administrative expenses of $406 for the nine months ended September 30, 2004, an increase of $42,063 or 10,360.3% from the prior period. The increase in general and administrative expenses was primarily due to accounting fees associated with the audit and review of our financial statements in connection with our private placement memorandum and this Form SB-2 Registration Statement.

     We had a net loss of $39,825 for the nine months ended September 30, 2005, compared to net income of $5,165 for the nine months ended September 30, 2004, a decrease of $44,990 or 871.1% from the prior period. The change from net income to a net loss was mainly attributable to the 38.7% decrease in sales and the 10,360.3% increase in general and administrative expenses for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004, COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

     Our sales increased $9,447, or 192.8%, to $14,347 for the year ended December 31, 2004, compared to sales of $4,900 for the year ended December 31, 2003. Cost of goods sold increased $8,839, or 249.3%, to $12,384 for the year ended December 31, 2004, compared to $3,545 for the year ended December 31, 2003. We had gross profit of $1,963 for the year ended December 31, 2004; an increase of $608, or 44.9%, from our gross profit of $1,355 for the year ended December 31, 2003.

     We had general and administrative expenses of $1,879 for the year ended December 31, 2004, an increase of $534, or 39.7%, from general and administrative expenses for the year ended December 31, 2003 of $1,345.

     Our net income increased $74, or 740.0%, to $84 for the year ended December 31, 2004, compared to $10 for the year ended December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

     We had total assets of $11,124 as of September 30, 2005, which consisted solely of current assets, which included cash of $10,529 and accounts receivable of $595.

     We had total liabilities of $37,309 as of September 30, 2005, which included current liabilities of $26,102 and long term liabilities of $11,207. Current liabilities included accounts payable of $410; sales tax payable of $692; and note payable for services of $25,000. Long term liabilities consisted of a line of credit to a related party of $11,207. We entered into a master revolving line of credit with our President, Harold A. Yount, Jr., in September 2002 (the "Line of Credit"). We can borrow up to $25,000 under the Line of Credit. The Line of Credit bears no interest and any unpaid principal is due on December 31, 2007. Past due amounts not paid on December 31, 2007 will bear interest at the rate of 10% per year until paid in full.

     We had negative working capital of $14,978 as of September 30, 2005 and a ratio of total assets to total liabilities of 0.30.

     We had net cash used in operating activities of $14,897 for the nine months ended September 30, 2005, which included $39,825 in net loss, $595 in accounts receivable, $621 in accounts payable and $588 in sales tax payable which was offset by $1,732 of stock issued for services which consisted of an aggregate of 2,000,000 shares of the Company's Common Stock which were issued to Mr. and Mrs. Yount, Mr. Birmingham and Mr. Loev and certain consultants and $25,000 of note payable for services which was issued to our attorney, David M. Loev to collateralize monies owed to him in connection with the drafting of our Private Placement Memorandum and this Registration Statement. Mr. Birmingham agreed to cancel an aggregate of 342,500 shares of the Common Stock in June 2005 in connection with a substantially change in the scope of his consulting services.

     We had $23,477 of net cash provided by financing activities for the nine months ended September 30, 2005, which included $9,377 of net change in our Line of Credit and $14,100 of stock issued for cash. We raised $14,100 from the sale of 70,500 shares of Common Stock to twenty-seven (27) investors at $0.20 per share during the three months ended September 30, 2005, and raised an additional $500 through the sale of 2,500 shares of our Common Stock to one (1) investor subsequent to the three months ended September 30, 2005.

     We have no commitments from officers, directors or affiliates to provide funding, other than the $25,000 Line of Credit described above. Our growth and continued operations could be impaired by limitations on our access to the capital markets.

     In May 2005, we paid our attorney, David M. Loev, $5,000 and agreed to issue him a $25,000 Note Payable, in consideration for legal services rendered and to be rendered on behalf of us in connection with our Private Placement Memorandum and the filing and accompanying amendments associated with this SB-2 Registration Statement (the "Note"). As of September 30, 2005, the balance of such Note was $25,000; however, $2,500 was paid to Mr. Loev subsequent to September 30, 2005 and as a result, $22,500 remains outstanding under the Note as of the filing of this report.

     If we are unable to raise additional capital from increases in the Line of Credit and/or additional sales of Common Stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. We have no commitment from our officer and director or any of our shareholders to supplement our operations or provide us with financing in the future.

     In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

Plan  of  Operations
--------------------

     Management believes that with the money we currently generate through sales and the fact that our expenses are limited and our officers, Directors and employees do not draw a salary, that we will have sufficient funding to meet our working capital, capital expenditures and business development needs for approximately the next six to nine months if no additional financing is raised. To date, we have been utilizing our resources in an effort to become a publicly traded entity. For the nine months ended September 30, 2005, we received net revenues from sales of floral design and event planning services of approximately $8,393. Our strategies to increase our revenues in the future include seeking out businesses in related fields such as floral sales, design and event planning and acquiring those businesses for stock and or cash.

     To fund our ongoing operations, we will rely on the commitment of our President and Chief Executive Officer, Mr. Harold A. Yount, Jr. Mr. Yount has provided us with working capital in the form of an open line of credit totaling $25,000 (as explained in greater detail above). This commitment was made in the form of a written line of credit to us dated September 15, 2004, and is non-secured and non-interest bearing. As of January 1, 2006, we had drawn approximately $11,270 on this line of credit.

     While we do not have any currently plans to increase our product lines in the future, we may decide to offer custom made silk flower arrangements in addition to the products and services listed below, if our management believes that such arrangements will be in our best interest. In addition, in the future, we may elect to grow by offering franchise opportunities to interested parties.

Product Research and Development
--------------------------------

     There is no planned product research and development in the foreseeable future.

Planned purchase of plant and/or equipment
------------------------------------------

     We have no plans to purchase plant or equipment in the next 12 months. However, it can be anticipated that, because of the nature of our business, we may need to acquire various pieces of construction equipment or tools in the future.

Planned significant changes in number of employees
--------------------------------------------------

     We do not currently have any plans to change the number of employees we have in the near future. We believe that because of the nature of our business, we believe that our operations can be effectively managed by our current president, Mr. Yount, combined with the efforts of various consultants which we may use on a job by job basis.

                             DESCRIPTION OF BUSINESS
                             -----------------------

Business  Development
---------------------

     We were incorporated in Nevada on April 15, 2005, as "Fleurs De Vie." On June 9, 2005, we filed a Certificate of Correction with the State of Nevada to have our registered name corrected to "Fleurs De Vie, Inc." In the course of our day to day business operations in the State of Texas, we are operating under the approved assumed name of "FDV, Inc."

Business  Operations
--------------------

     Fleurs De Vie, Inc. ("we," "us," "our" or the "Company") provides upscale custom floral design services and finished natural floral products to the general public. We custom-design and produce projects as small as single floral vases to all encompassing floral arrangements and services for large events such as weddings, parties and banquets.

Our  services  include:

     o Pre-event conferences and surveys with clients to inventory the needs and wishes of the client;

     o Determining budget constraints and developing design schemes within those budget constraints;

     o Pricing for custom designed and specified floral arrangements tailored to the client's wishes and needs;

     o Developing coherent floral themes for events, and refining the client's ideas into tangible concepts and designs;

     o Defining the physical and logistical scope of client events; o Preparing detailed pricing and budgets;

     o    Personal review of event venue(s) where necessary;

     o Individual hand selection of floral materials, containers and accoutrements;

     o    Production,  delivery  and  placement of arrangements and accessories;
          and

     o Unique floral decorating of special client venue features such as wedding cakes, registry tables, dinner tables, buffet tables, platforms, podiums, stages, windows, walkways, runways and any other potential opportunities for floral display.

Our  products  include:

     o Various individual floral arrangements in containers as small as bud vases to large baskets;

     o    Various table and general decorating flower arrangements;

     o    Handheld arrangements including bouquets and nosegays;

     o    Adornment items such as corsages, boutonnieres and headdresses;

     o    Household  decorations  such as holiday wreath and decorated garlands;
          and

     o Large display items such as floral sprays, large centerpieces and large containers.

     For large events such as banquets and weddings, we generally produce very detailed proposals for clients. When we book these events, we usually require a nominal deposit at the time the events are booked. A further deposit of approximately 50% of the cost of the job is required two (2) to four (4) weeks in advance of the event. These deposits typically are enough to fund the cost of the raw floral materials which go into making the various arrangements.

     From time to time, we produce individual arrangements for repeat corporate customers or individuals with special requests. Typically, the prices quoted for these arrangements are verbal and no formal deposits or form of acceptance is required.

     The source of our business has come from referrals from establishments where prior events have been held, from event consultants and from word of month. We usually receive a large percentage of our yearly revenues from a small number of large weddings (see "Risk Factors" above). As a result, most of our clients are new and are typically not repeat customers. There is a seasonal nature to the business as a result of the increased number of spring and summer weddings as well as holiday parties.

     Our principal executive offices are located at 206 East Roosevelt, Boerne, TX 78006. Our telephone number is 830-249-1679 and our fax number is 830-249-1260.

MARKETING  AND  SALES  EFFORT

     We currently have a web site in place at www.FDVie.com, which we hope to use to market our services In addition, we have contracted for advertising in the Hill Country View biweekly newspaper on a sporadic basis, at a cost of approximately $80 per week that we choose to advertise. This publication serves the Hill Country and Kendall County areas of Central Texas. The advertisements will run monthly on a special insert featuring wedding service providers. As a part of the agreed advertising fee, the Hill Country View will run a feature story on us in the publication. This feature presentation is expected to run in the February 2006 issue of the wedding guide.

     We have also contacted and are actively pursuing enhanced "Yellow Pages" exposure in the local phone directories. We currently have a single line listing in the Yellow Pages.

MARKET  NEED
------------

     We believe that there is a significant consumer market demanding the services of upscale floral design and production services. According to the Society of American Florists ("SAF") the retail segment of the floral industry was approximately $19.5 billion dollars in 2004. However, we believe that there is a significant underserved and untapped market for floral services due to the inability of the vast majority of floral operations to provide customized, high-end services to consumers who are willing to purchase such services.

     We believe that the wedding, wedding reception and corporate events businesses in particular are significant resources that we believe offer substantial opportunity for us to provide services to those consumers with high-quality, discriminating taste. While we will compete with affiliates of large national floral companies such as FTD, Teleflora and Hallmark, we believe that we are able to provide products and services well beyond the typical storefront floral operations. With the network and contacts already established, we believe an expansion of the business is the appropriate strategy to promote further revenue growth.

COMPETITION
-----------

     We will compete with local and regional affiliates of large national floral companies such as FTD, Teleflora and Hallmark. In the immediate vicinity there are less than six (6) local florists, none of which cater specifically to weddings or special events.

DEPENDENCE  ON  MAJOR  CUSTOMERS
--------------------------------

     As a general rule, we do not depend on any single or major customer in our day-to-day services; however, as described above under "Management's Discussion and Analysis of Financial Condition and Results of Operations," we have historically depended on only a small number of large events and weddings for the majority of our revenues. As such, our results of operations may be adversely affected if we were to have less or no large events and/or weddings in any subsequent period.

PATENTS  AND  TRADEMARKS
------------------------

     We do not have any patents or trademarks and do not see the need for any in the near future.

LICENSE  AND  GOVERNMENT  APPROVAL
----------------------------------

     We are not required to have licenses nor do we require governmental approval for our services. When we begin to provide services as envisioned in our business plan, we may be required to obtain licenses from the state in which we conduct business. We believe that the fees and process for obtaining such a license are simple and inexpensive.

     We are licensed with the State of Texas Department of Agriculture and hold a Nursery Floral Class 1 license (Certificate No. 0322525) in good standing, which license costs $75 per year and is renewable by us on October 31, 2006.

RESEARCH  AND  DEVELOPMENT
--------------------------

     The nature of our business does not require any research and development.

NUMBER  OF  EMPLOYEES
---------------------

     Currently, we have two unpaid employees, our president and chief executive officer, Harold A. Yount, Jr. and our Vice President, Brenda P. Yount. At the present time, based on the agreements we have in place, we do not foresee the need for any additional employees in the next 12 months. Additionally, we plan to use consultants on an as needed basis.

                                  RECENT EVENTS
                                  -------------

     On December 12, 2005, we entered into an EDGAR Services Agreement ("EDGAR Agreement", with Loev Corporate Filings, Inc. ("Filings"), whose president is Hannah M. Loev, the wife of our attorney, David M. Loev. The EDGAR Agreement provided for Filings to give us a twenty percent (20%) discount on all EDGAR work completed by Filings for us, for the period of one year in return for us issuing Filings 50,000 restricted shares of our Common Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

Our directors and executive officers currently serving are as follows:

         Name                Title                                    Age
         ----                -----                                    ---
Harold A. Yount, Jr.       President,Chief Executive Officer,          52
                           Chief Financial Officer,
                           Secretary, Treasurer and Director

Brenda P. Yount            Vice President                              50

HAROLD A. YOUNT, JR.,
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

     Harold A. Yount, Jr. has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director since the Company was incorporated in April 2005. Mr. Yount has served as Vice President of Koontz McCombs Realty Services, Inc. ("Koontz") since January 2002, where he is currently in charge of marketing various real estate products for lease and for sale. From May 1994 to January 2002, he served as Vice President and Partner of Cavender & Hill Properties, Inc. From August 1991 to May 1994, he served as Vice President of Property Management for Transwestern Property Co. From November 1989 to August 1991, he served as Director of Dispositions for USAA Real Estate Company. Mr. Yount received a Bachelors degree from the University of Florida in Architecture in 1975. He has a Certified Property Manager ("CPM") designation from the Institute of Real Estate Management, and is also a Certified Commercial Investment Member ("CCIM"). He is a member of the Institute of Real Estate Management, the Rotary Club of San Antonio, the CCIM Institute, the National Association of Realtors and the San Antonio Board of Realtors. Mr. Yount spends approximately eight to ten hours per week on Company matters and approximately 40 hours per week on Koontz matters, however, it is anticipated that he will spend more time on Company matters as the Company's operations expand.

BRENDA P. YOUNT
Vice President

     Brenda P. Yount serves as our Vice President and is in charge of the day-to-day operations, marketing, design and production of products for our Company. Ms. Yount has been our sole employee since the Company's inception in October of 2002 and has served as Vice President since the Company was incorporated in April 2005. From October 1987 to October 1988, she worked at Temporary Agency Assignments on miscellaneous temporary agency assignments at various companies. From July 1987 to October 1987, she worked at David Johnson Group as assistant property manager. From September 1985 to May 1987, she worked as a secretary at Kirksey-Meyers Architects. Ms. Yount has successfully created unique floral designs that have led to approximately $28,000 in total sales to approximately eighty-five (85) separate assignments and approximately fifty-five
(55) separate customers. Ms. Yount studied floral arrangement at Anthony's School of Floral Designs of Texas and received her degree in September 2002.


                             EXECUTIVE COMPENSATION
                             ----------------------

                                              Other
                                              Annual               Restricted
Name & Principal                              Compen-    Options     Stock
   Position            Year     Salary ($)    sation      SARs       Awards
-----------------     ------   -----------   --------   ---------   --------
Harold A. Yount, Jr.   2005    $  -0- (1)      -0-         -0-      500,000 shares (2)
President,
Chief Executive Officer,
Chief Financial Officer,
Secretary, Treasurer
and Director


Salaries above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

No executive employees have received more than $100,000 in compensation, including bonuses and options, since our inception.

(1) We have not paid Harold A. Yount, Jr. any salary since our incorporation and no salary is being accrued. We do not anticipate paying him any salary for the fiscal year ended December 31, 2005. It is anticipated that he will not receive a salary until we obtain approximately a minimum of $150,000 in annual revenues, which will depend on whether we will be able to grow, market and maintain our operations.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
                    -----------------------------------------

     The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

          Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or
(b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

                  CERTAIN RELATIONSHIPSAND RELATED TRANSACTIONS
                  ---------------------------------------------

     In April 2005, we issued an aggregate of 2,075,000 shares of common stock to certain founders in consideration for services rendered in connection with our formation. These issuances included

     o 500,000 shares of common stock issued to Harold A. Yount, Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director in consideration for services rendered;

     o 400,000 restricted shares of common stock to Brenda P. Yount in consideration for services rendered;

     o 700,000 restricted shares of common stock to David Loev in consideration for legal services rendered; and

     o 400,000 restricted shares of common stock to Carey G. Birmingham in connection with a consulting services agreement and in consideration for consulting services, which include sourcing new clients and providing financial advice, as needed.

     In June 2005, the terms of Mr. Birmingham's consulting services changed substantially in scope and, with his cooperation and consent, we rescinded his 400,000 shares and reissued him 57,500 shares of our Common Stock. This was due to Mr. Birmingham's inability to commit the necessary time to us and our growth efforts.

     In January 2005, Mr. Yount agreed to provide us with a line of credit in the amount of $25,000. The line of credit is unsecured, is payable in full, without interest, at any time prior to December 31, 2007, the maturity date of line of credit. However, any unpaid principal, which remains outstanding under the line of credit after December 31, 2007, shall bear interest at ten percent per year. As of January 1, 2006, approximately $11,270 has been drawn on the line of credit by the Company.

     In December 2005, we agreed to issue Loev Corporate Filings, Inc. ("Filings"), whose president Hannah M. Loev, is the wife of our attorney David
M. Loev, 50,000 shares of our restricted Common Stock in connection with Filings providing us a discount on EDGAR filing services to be rendered to us (as described above under "Recent Events").





                  [Remainder of page left intentionally blank.]

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    ----------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------


     The following table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of January 1, 2006 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                     NUMBER OF SHARES OF
                                      NAME AND ADDRESS
                                        COMMON STOCK
OF BENEFICIAL OWNERS                 BENEFICIALLY OWNED     PERCENTAGE OF OWNERSHIP(1)(2)
--------------------                 -------------------    -----------------------------

Harold A. Yount (2)                       900,000                     48.5%
President, Chief Executive Officer,
Chief Financial Officer, Secretary,
Treasurer and Director
206 East Roosevelt Ave.
Boerne, Texas, 78006

Brenda P. Yount (2)                       900,000                     48.5%
Vice President
206 East Roosevelt Ave.
Boerne, Texas, 78006

David M. Loev (3)                         750,000                    40.4 %
2777 Allen Parkway, Suite 100
Houston, Texas, 77019

ALL OFFICERS AND DIRECTORS AS A           900,000                     48.5%
GROUP (2 PERSONS)


          (1) Using 1,855,500 shares of Common Stock outstanding as of January 1, 2006.

          (2) Harold A. Yount, Jr. and Brenda P. Yount are husband and wife and as such beneficially own the shares of Common Stock held in each of their names. Harold A. Yount, Jr. holds 500,000 shares of our Common Stock in his name and Brenda P. Yount holds 400,000 Shares in her name. They each beneficially own all 900,000 shares.

          (3) In addition to Mr. Loev's beneficial ownership of 700,000 shares of our Common Stock, Loev Corporate Filings, Inc., whose president is Hannah M. Loev, Mr. Loev's wife , holds 50,000 shares of our Common Stock.

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

     We have authorized capital stock consisting of 140,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"). As of January 1, 2006, we had 1,855,500 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding.

COMMON  STOCK
-------------

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED  STOCK
----------------

     We have authorized the issuance of up to 10,000,000 shares of Preferred Stock, par value of $0.001 per share. We have no present plans for the issuance of such Preferred Stock. The issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock.

However,  these  effects  may  include:

     -    Restricting dividends on the Common Stock;
     -    Diluting the voting power of the Common Stock;
     -    Impairing the liquidation rights of the Common Stock; and
     - Delaying or preventing a change in control of the Company without further action by the stockholders.

                        SHARES AVAILABLE FOR FUTURE SALE
                        --------------------------------

     Upon the date of this Prospectus, there are 1,855,500 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 205,500 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation and the remaining 50,000 shares of Common Stock held by Loev Corporate Filings, Inc., will be subject to the volume limitations of Rule 144, described below. There currently exists no public market for the Company's Common Stock.

     The remaining 1,600,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

          Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS
                  ---------------------------------------------

     This Prospectus relates to the resale of 255,500 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. The selling shareholders will sell their common shares at the price of $0.20 per share until our shares are quoted on the Over-The-Counter Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices.


STOCKHOLDER NAME               CONSIDERATION           SHARES              AMOUNT OFFERED            SHARES
----------------               -------------      OWNED BENEFICIALLY   (ASSUMING ALL  SHARES   OWNED BENEFICIALLY
                                                  BEFORE RESALE          IMMEDIATELY SOLD)         AFTER RESALE
                                               -----------------       -------------------     ------------------
Gwen Carden(1)                   Services            25,000                   25,000                    0
Lisa Rhoades(2)                  Services            25,000                   25,000                    0
Cynthia Davis(2)                 Services            25,000                   25,000                    0
Breitman Family Trust              Cash               3,000                    3,000                    0
Janet Birmingham                   Cash               2,500                    2,500                    0
Lisa Stewart                       Cash               1,500                    1,500                    0
Rita Stewart                       Cash               1,500                    1,500                    0
Geraldine Smith                    Cash               7,500                    7,500                    0
Kevin B. McAdams                   Cash               1,500                    1,500                    0
Raphael Sonsino                    Cash               1,500                    1,500                    0
Trae O'Neil High                   Cash               1,500                    1,500                    0
Anthony Meade                      Cash               5,000                    5,000                    0
Brian D. Harris                    Cash               2,000                    2,000                    0
Robert M. Kremer                   Cash               1,500                    1,500                    0
David W. Mooney                    Cash               1,500                    1,500                    0
Nina C. Mooney                     Cash               1,500                    1,500                    0
Michael N. Sonaco                  Cash               1,500                    1,500                    0
Robert McMahon                     Cash               2,500                    2,500                    0
Harold A. Yount                    Cash               1,500                    1,500                    0
Robert E. Casey                    Cash               1,500                    1,500                    0
Mark C. Birmingham                 Cash               1,500                    1,500                    0
Jay Alkire                         Cash              10,000                   10,000                    0
BFP Texas, Ltd.                    Cash               3,000                    3,000                    0
Chris Matthews                     Cash               1,500                    1,500                    0
David Holmes                       Cash               5,000                    5,000                    0
Daniel Gostylo                     Cash               3,000                    3,000                    0
Jacob Gostylo                      Cash               1,500                    1,500                    0
Salar Ahmed                        Cash               3,000                    3,000                    0
Paul Messina                       Cash               2,500                    2,500                    0

                                      -23-

Chris Crumpler                     Cash               1,500                    1,500                    0
John Cadena                        Cash               1,500                    1,500                    0
Carey G. Birmingham              Services            57,500                   57,500                    0
Loev Corporate Filings, Inc.(3)  Services            50,000                   50,000                    0
TOTAL                                               255,500                  255,500                    0


     (1) Gwen Carden is the sister of our President, Harold A. Yount, Jr.

     (2) Ms. Cynthia Davis and Ms. Lisa Rhoades are sisters of Brenda P. Yount, our Vice President.

     (3) The president of Loev Corporate Filings, Inc. is the wife of our attorney, David M. Loev, who individually owns 700,000 shares of our Common Stock.

     None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

     The 205,000 shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation, and the 50,000 shares offered by Loev Corporate Filings, Inc., may be sold pursuant to the following methods provided that such sales comply with the volume limitations of Rule 144:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     We plan to advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Before our Common Stock is listed on the Over-The-Counter Bulletin Board, selling security holders will sell their common shares at the price of $.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g) 9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.

                            MARKET FOR COMMON EQUITY
                            ------------------------
                         AND RELATED STOCKHOLDER MATTERS
                         -------------------------------

     No established public trading market exists for our Common Stock. In the future, we hope to trade our securities on the Over-The-Counter Bulletin Board. We have no shares of Common Stock subject to outstanding options or securities convertible into our Common Stock outstanding. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of January 1, 2006, there were 1,855,500 shares of Common Stock outstanding, held by 36 shareholders of record.


                     INTEREST OF NAMED EXPERTS AND COUNSEL
                     -------------------------------------

     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who is the beneficial owner of 700,000 shares of our Common Stock in his personal name and 50,000 shares of Common Stock held in the name of Loev Corporate filings, Inc., which his wife, Hannah M. Loev, is president of, representing 40.4% of our issued and outstanding common stock.

EXPERTS

     The financial statements of the Company as of as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003 included in this Prospectus have been audited by Malone & Bailey, PC our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

               DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
               --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF PROPERTY
                             -----------------------

     Our President, Harold A. Yount, Jr., supplies us with office space in his home free of charge. The office space encompasses approximately 200 square feet. Mr. Yount has no current plans to charge us rent, and we believe that the office space provided by him will be adequate for our needs for the foreseeable future.

                                LEGAL PROCEEDINGS
                                -----------------

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                 LEGAL MATTERS
                                 -------------

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                             CONTROLS AND PROCEDURES
                             -----------------------

     (a) Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of September 30, 2005 (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

     (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during the last fiscal year and/or up to and including the date of this filing that we believe materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     -------------------------------------------------------------------------
                                   DISCLOSURE
                                   ----------

     None.


                             ADDITIONAL INFORMATION
                             ----------------------

     Our fiscal year ends on December 31. We intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.















                  [Remainder of page left intentionally blank.]

                              FINANCIAL STATEMENTS
                              --------------------

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Fleurs De Vie, Inc. are filed as part of this Prospectus.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

   Unaudited Financial Information for the Three and Nine Months Ended September
                                    30, 2005
    ----------------------------------------------------------------------------

BALANCE  SHEET  -

     September  30,  2005  (unaudited)                                       F-1

STATEMENTS  OF  OPERATIONS  -
     Three  and Nine Months ended September 30, 2005 and 2004 (unaudited)    F-2

STATEMENTS  OF  CASH  FLOWS  -
Nine  Months  ended  September  30,  2005  and 2004 (unaudited)              F-3

NOTES  TO  FINANCIAL  STATEMENTS                                             F-4

       Audited Financial Information for the Year Ended December 31, 2004
       ------------------------------------------------------------------

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM                F-5

BALANCE  SHEET  -
     December  31,  2004                                                     F-6

STATEMENTS  OF  INCOME  AND  PROPRIETOR'S  CAPITAL  -
     Years  Ended  December  31,  2004  and  2003                            F-7

STATEMENTS  OF  CASH  FLOWS
     Years  Ended  December  31,  2004  and  2003                            F-8

NOTES  TO  FINANCIAL  STATEMENTS                                             F-9

                                      -28-


                              FLEURS DE VIE, INC.
                                 BALANCE SHEET
                               September 30, 2005
                                  (unaudited)


ASSETS

      Cash                                                         $ 10,529
      Accounts receivable                                               595
                                                                   --------
TOTAL ASSETS                                                       $ 11,124
                                                                   ========

LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES

Current Liabilities
      Accounts payable                                             $    410
      Sales tax payable                                                 692
      Note payable for services                                      25,000
                                                                   --------
      Total current liabilities                                      26,102

Line of credit - related party                                       11,207
                                                                   --------
      Total liabilities                                              37,309
                                                                   --------
Commitments                                                               -

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par, 10,000,000 authorized,
  none issued and outstanding                                             -
Common stock, $.001 par, 140,000,000 authorized,
  1,803,000 issued and outstanding                                    1,803
Paid-in capital                                                      16,529
Accumulated deficit                                                  (44,517)
                                                                   ---------
      Total Stockholders' Deficit                                    (26,185)
                                                                   ---------
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                          $  11,124
                                                                   =========



                               FLEURS DE VIE, INC.
                            STATEMENTS OF OPERATIONS
             Three and Nine Months Ended September 30, 2005 and 2004
                                   (unaudited)


                                 Three Months               Nine Months
                              2005          2004        2005          2004
                           ---------     ---------   ---------      --------

Sales                      $   2,108     $   7,505   $   8,393      $ 13,692
Cost of sales                  1,597         2,254       5,749         8,121
                           ---------     ---------   ---------      --------
     Gross profit                511         5,251       2,644         5,571

General &
  Administrative expenses        811           581      42,469           406
                           ---------     ---------   ---------      --------
Net income (loss)         $     (300)    $   4,670   $ (39,825)     $  5,165
                           =========     =========   =========      ========
Basic and diluted net
     loss per share       $    (0.00)       N/A      $   (0.03)        N/A

Weighted average
     shares outstanding    1,778,137        N/A      1,462,493         N/A



                               FLEURS DE VIE, INC.
                            STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, 2005 and 2004
                                   (unaudited)

                                                     2005              2004
                                                  ---------          --------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES
Net  income  (loss)                               $ (39,825)         $  5,165
Adjustments  to  reconcile  net  income  (loss)
 to  net  cash  provided  by  (used  in)
 operating  activities:
     Stock  issued  for  services                     1,732                 -
     Note  payable  for  services                    25,000                 -
     Changes  in:
     Accounts  receivable                              (595)           (3,486)
     Accounts  payable                                 (621)              367
     Sales  tax  payable                               (588)              753
                                                  ---------          --------
NET  CASH  PROVIDED  BY  (USED  IN)
     OPERATING  ACTIVITIES                          (14,897)            2,799
                                                  ---------          --------
CASH  FLOWS  FROM  FINANCING  ACTIVITIES
     Net  change  in  line  of  credit
          -  related  party                           9,377                 -
     Stock  issued  for  cash                        14,100                 -
                                                  ---------          --------
NET  CASH  PROVIDED  BY
     FINANCING  ACTIVITIES                           23,477                 -
                                                  ---------          --------
NET  CHANGE  IN  CASH                                 8,580             2,799

Cash  balance,  beginning  of  period                 1,949               279
                                                  ---------          --------
Cash  balance,  ending  of  period                $  10,529          $  3,078
                                                  =========          ========


Supplemental  Information:
     Interest  paid                               $       -          $      -
     Income  taxes  paid                                  -                 -


                               FLEURS DE VIE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE  1  -  BASIS  OF  PRESENTATION

     The accompanying unaudited interim financial statements of Fleurs de Vie, Inc. ("FDV") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Fleurs De Vie's latest annual report filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2004, as reported in the SB-2, have been omitted.


NOTE 2 - NOTE PAYABLE FOR SERVICES

     In May 2005, FDV signed an unsecured promissory note for $25,000 of services. The note is due in May 2006, bears 0% interest if paid by maturity and 10% interest if paid thereafter.


NOTE 3 - COMMON STOCK

     In April 2005 FDV issued 900,000 shares of common stock to the founders valued at $900 and 1,175,000 shares of common stock to consultants for services valued at $1,175.

     In June 2005 FDV cancelled 342,500 shares of common stock valued at $343 previously issued to consultants.

     In July and August 2005 FDV sold 70,500 shares of common stock for proceeds of $14,100.


NOTE 4 - SUBSEQUENT EVENTS

     In October 2005, FDV issued 50,000 shares of its common stock to a consultant in exchange for a reduction in that consultant's cash fees.

     In November 2005, FDV sold 2,500 shares of its common stock for proceeds of $500.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
   Fleurs de Vie
   (sole proprietorship)
   Boerne, Texas

     We have audited the accompanying balance sheet of Fleurs de Vie (sole proprietorship), as of December 31, 2004 and the related statements of income and proprietor's capital, and cash flows for the two years ended December 31, 2004. These financial statements are the responsibility of Fleurs de Vie. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fleurs de Vie, as of December 31, 2004 and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that Fleurs de Vie will continue as a going concern. As discussed in Note 2 to the financial statements, Fleurs de Vie suffered has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas


March  22,  2005


                                 FLEURS DE VIE
                             (sole proprietorship)
                                 BALANCE SHEET
                               December 31, 2004

     ASSETS

Cash                                                   $  1,949
                                                       ========

     LIABILITIES AND PROPRIETOR'S DEFICIT

Current Liabilities
     Accounts payable                                  $  1,031
     Sales tax payable                                    1,280
                                                       --------
     Total current liabilities                            2,311

Line of credit - related party                            1,830
                                                       --------

      Total liabilities                                   4,141
                                                       --------

Commitments                                                   -

Proprietor's deficit                                     (2,192)
                                                       --------
TOTAL LIABILITIES & PROPRIETOR'S DEFICT                $  1,949
                                                       ========



                                 FLEURS DE VIE
                             (sole proprietorship)
                 STATEMENTS OF INCOME AND PROPRIERTOR'S CAPITAL
                     Years Ended December 31, 2004 and 2003

                                             2004               2003
                                          ---------          ---------
Sales                                     $  14,347          $   4,900

Cost of sales                                12,384              3,545
                                          ---------          ---------
     Gross profit                             1,963              1,355

General & administrative expenses             1,879              1,345
                                          ---------          ---------

     Net income                                  84                 10

Proprietor's deficit, beginning of year      (2,276)            (2,286)
                                          ---------          ---------
Proprietor's deficit, end of year         $  (2,192)         $  (2,276)
                                          =========          =========


<CAPION>

                                  FLEURS DE VIE
                              (sole proprietorship)
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003

                                                          2004               2003
                                                       ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             $      84          $      10
Adjustments to reconcile net income
 to net cash provided by
 operating activities:
     Accounts receivable                                     135                 40
     Accounts payable                                        541               (296)
     Sales tax payable                                       910                252
                                                       ---------         ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  1,670                  6

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in line of credit
          - related party                                      -                 59
                                                       ---------           --------
NET CHANGE IN CASH                                         1,670                 65

     Cash balance, beginning                                 279                214
                                                      ---------            --------
     Cash balance, ending                             $   1,949            $    279
                                                      =========            ========


                                  FLEURS DE VIE
                              (sole proprietorship)
     NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. Fleurs de Vie, Inc. ("FDV") was incorporated in Nevada on April 15, 2005. Prior to April 2005, FDV was a sole proprietorship. FDV is engaged in custom-designed florals with one store located in Boerne, Texas.

FDV's financial statements are presented in accordance with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared solely from the accounts of FDV, and the owner represents that they do not include personal accounts or those of any other operation in which the owner was engaged.

     Cash and Cash Equivalents. For purposes of the statement of cash flows, FDV considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires the proprietor to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Revenue Recognition. FDV recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred and services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when FDV delivers the end product.

     Income taxes. Through December 31, 2004, FDV itself was not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor are computed on their total income from all sources. Accordingly, no provision for income taxes is made in these financial statements.

     Recently issued accounting pronouncements. FDV does not expect the adoption of recently issued accounting pronouncements to have a significant impact on FDV's results of operations, financial position or cash flow.


NOTE 2 - GOING CONCERN

     As shown in the accompanying financial statements, FDV has an accumulated deficit of$2,192 and a working capital deficit of$362 as of December 31, 2004. These conditions raise substantial doubt as to FDV's ability to continue as a going concern. Management is trying to raise additional capital through sales of stock. The financial statements do not include any adjustments that might be necessary if FDV is unable to continue as a going concern.


NOTE 3 - LINE OF CREDIT - RELATED PARTY

     In September 2002, FDV entered into a master revolving line of credit with the owner. FDV can borrow up to $25,000. The note bears no interest. Any unpaid principal is due on December 31, 2007. Past due amounts will bear interest of 10%.

NOTE 4 - COMMITMENTS

     FDV has no lease expense for the years ended December 31, 2004 and 2003. FDV is using office space provided by the owner on a rent-free, month to month basis.


NOTE 5 - MAJOR CUSTOMERS AND CONCENTRATIONS

     During 2004 FDV had six customers that collectively comprised approximately 87% of FDV's annual revenue and during 2003 FDV had three customers that collectively comprised approximately 59% of FDV's annual revenue.


NOTE 6 - SUBSEQUENT EVENTS

     In April 2005, FDV incorporated in the state of Nevada and issued 900,000 shares of common stock to the founders valued at $900. FDV issued 1,100,000 shares of common stock to two consultants for services valued at $1,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


     SEC Registration Fee                      $        6.01
     Printing and Engraving Expenses                1,000.00*
     Legal Fees and Expenses                       30,000.00*
     Accounting Fees and Expenses                  10,000.00*
     Miscellaneous                                  2,000.00*
                                               --------------

     TOTAL                                     $   43,006.01*
                                               ==============

     *Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In April 2005, effective as of March 7, 2005, we issued an aggregate of 2,000,000 shares of common stock to certain founders for in consideration for services rendered in connection with our formation. These issuances included

     o 500,000 shares of common stock issued to Harold A. Yount, Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary and Director in consideration for services rendered;

     o 400,000 restricted shares of common stock to Brenda P. Yount in consideration for services rendered;

     o 700,000 restricted shares of common stock to David Loev in consideration for legal services rendered; and

     o 400,000 restricted shares of common stock to Carey G. Birmingham in consideration for consulting services, which include sourcing new clients and providing financial advice, as needed.

     In April 2005, we issued 25,000 to Gwen Carden, the sister of our Chief Executive Officer, Harold A Yount, Jr., 25,000 shares or Lisa Rhodes and 25,000 to Cynthia Davis the sisters of our Vice President, Brenda P. Yount, in consideration of services rendered to us.

     In June 2005, the terms of Mr. Birmingham's consulting services changed substantially in scope and, with his cooperation and consent, we rescinded 400,000 of the shares which he had been issued in April 2005 and reissued him 57,500 shares of our Common Stock. This was due to Mr. Birmingham's inability to commit the necessary time to us and our growth efforts.

     We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), for the above issuances, since they did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     Between March 2005 and November 2005, we sold an aggregate of 73,000 shares of our common stock to twenty-eight (28) shareholders for aggregate consideration of $14,600 ($0.20 per share). We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act for the issuances of these shares.

     On December 12, 2005, we issued 50,000 shares of our restricted Common Stock to Loev Corporate Filings, Inc. ("Filings"), whose president is Hannah M. Loev, the wife of our attorney, David M. Loev, in connection with our entry into an EDGAR Services Agreement described above under "Description of Business." We claim an exemption from registration afforded by Section 4(2) of the Act, for the above issuance, since it did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

ITEM 27.  EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
-----------        -------------------------

3.1*               Articles of Incorporation

3.2*               Certificate of Correction

3.3*               By-Laws of Fleurs De Vie, Inc.

5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

10.1*              Line of Credit with Harold A. Yount, Jr.

23.1*              Consent of Malone & Bailey, PC

23.2*              Consent of David M. Loev, Attorney at Law (See Exhibit 5.1)

* Attached hereto.
------------------


ITEM 28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Boerne, Texas, on January 18, 2006.

                                    FLUERS DE VIE, INC.


                                    By: /s/Harold A. Yount, Jr.
                                        --------------------------------------
                                        HAROLD A. YOUNT, JR., President,
                                        Chief Executive Officer, and Principal
                                        Accounting Officer



     The following persons in the capacities and on the dates indicated have signed this registration statement:


Signature                   Title                                    Date
---------                   -----                                    ----

/s/ Harold A. Yount, Jr.    President, Chief Executive        January 18, 2006
-----------------------     Officer,Chief Financial Officer,
HAROLD A. YOUNT, JR.        Secretary Treasurer and Director

/s/ Brenda P. Yount         Vice President                    January 18, 2006
-----------------------
BRENDA P. YOUNT

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